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                                                                    EXHIBIT 3.10

      MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU

(FOR BUREAU USE ONLY)                                      Date Received
                                                            Oct 19 1992
                                                    924E#3793 1020 DRG&FI $60.00
                                      FILED

                                   OCT 19 1992

                                 Administrator
                        MICHIGAN DEPARTMENT OF COMMERCE
                        Corporation & Securities Bureau

EFFECTIVE DATE:

     CORPORATION IDENTIFICATION NUMBER 275-019

                           ARTICLES OF INCORPORATION
                    FOR USE BY DOMESTIC PROFIT CORPORATIONS

            (Please read information and instructions on last page)

     Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

ARTICLE I

The name of the corporation is:

          FUEL FILTER TECHNOLOGIES, INC.

ARTICLE II

The purpose or purposes for which the corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan.

ARTICLE III

The total authorized shares:

1. Common Shares 60,000

Preferred Shares _______________________________________________________________

2. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

                    Not Applicable.

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ARTICLE IV

1. The address of the registered office is:

c/o THE CORPORATION COMPANY, 615 Griswold Street, Detroit, Michigan    48226
---------------------------------------------------------           ------------
(Street Address)                                  (City)             (ZIP Code)

2. The mailing address of the registered office if different from the registered office address:

_____________________________________________, Michigan ___________
(P.O. Box)                            (City)             (ZIP Code)

3. The name of the resident agent at the registered office is: THE CORPORATION COMPANY

ARTICLE V

The name(s) and address(es) of the incorporator(s) is (are) as follows:

Name                               Residence or Business Address

F.V. Villanueva                    208 S. LaSalle Street
                                   Chicago, IL 60604
________________________________________________________________________________

S.A. Bolda                         208 S. LaSalle Street
                                   Chicago, IL 60604
________________________________________________________________________________

J.M. Melson                        208 S. LaSalle Street
                                   Chicago, IL 60604
________________________________________________________________________________

________________________________________________________________________________

ARTICLE VI (OPTIONAL. DELETE IF NOT APPLICABLE)

When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

ARTICLE VII (OPTIONAL. DELETE IF NOT APPLICABLE)

Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents signed by a sufficient number of shareholders to take the action are

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ARTICLE VII (CONTINUED)

delivered to the corporation. Delivery shall be to the corporation's registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

Use space below for additional Articles or for continuation of previous Articles. Please identify any Article being continued or added. Attach additional pages if needed.

ARTICLE VIII

The shareholders shall, upon the issue or sale of shares of stock of any class (whether now or hereafter authorized), have the right, during such period of time and on such conditions as the board of directors shall prescribe, to subscribe to and purchase such shares at such price or prices as the board of directors may from time to time fix and as may be permitted by law.

ARTICLE IX

At all elections of directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors which respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

ARTICLE X (See Attached Provisions)

I (We), the incorporator(s) sign my (our) name(s) this 16th day of October, 1992.

                                              /s/ F.V. Villanueva
                                              ----------------------------------
                                              F.V. Villanueva, Incorporator

/s/ J.M. Melson                               /s/ S.A. Bolda
-----------------------------------           ----------------------------------
J.M. Melson, Incorporator                     S.A. Bolda, Incorporator

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DOCUMENT WILL BE RETURNED TO NAME AND MAILING ADDRESS INDICATED IN THE BOX
BELOW. Include name, street and number (or P.O. box), city, state and ZIP code.

C T Corporation System
Att: F.V. Villanueva
208 S. LaSalle St.
Chicago, IL 60604

Name of person or organization remitting fees:

C T Corporation System

Chicago, Illinois
Preparer's name and business telephone number:

Ms. F.V. Villanueva

(800) 475-1212

                          INFORMATION AND INSTRUCTIONS

1. The articles of incorporation cannot be filed until this form, or a comparable document, is submitted.

2. Submit one original copy of this document. Upon filing, a microfilm copy will be prepared for the records of the Corporation and Securities Bureau. The original copy will be returned to the address appearing in the box above as evidence of filing.

   Since this document must be microfilmed, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible , will be rejected.

3. This document is to be used pursuant to the provisions of Act 284, P.A. of 1972, by one or more persons for the purpose of forming a domestic profit corporation.

4. Article I -- The corporate name of a domestic profit corporation is required to contain one of the following words or abbreviations: "Corporation", "Company", "Incorporated", "Limited", "Corp.", "Co.", "Inc.", or "Ltd.".

5. Article II -- State, in general terms, the character of the particular business to be carried on. Under section 202(b) of the Act, it is sufficient to state substantially, alone or without specifically enumerated purposes, that the corporation may engage in any activity within the purposes for which corporations may be formed under the Act. The Act requires, however, that educational corporations state their specific purposes.

6. Article IV -- A post office box may not be designated as the address of the registered office.

7. Article V -- The Act requires one or more incorporators. Educational corporations are required to have three (3) incorporators. The address(es) should include a street number and name (or other designation), city and state.

8. The duration of the corporation should be stated in the articles only if the duration is not perpetual.

9. This document is effective on the date approved and filed by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated as an additional article.

10. The articles must be signed in ink by each incorporator. The names of the incorporators as set out in article V should correspond with the signatures.

11. FEES: NONREFUNDABLE FEES (Make remittance payable to the State of Michigan.

Include corporation name and CID Number on check or money order)................     $ 10.00
Franchise fee: first 60,000 authorized shares or portion thereof................     $ 50.00
               each additional 20,000 authorized shares or portion thereof......     $ 30.00
Total minimum fees..............................................................     $ 60.00

12. Mail form and fee to:

         Michigan Department of Commerce
         Corporation and Securities Bureau
         Corporation Division
         P.O. Box 30054
         6546 Mercantile Way
         Lansing, Michigan 48909
         Telephone: (517) 334-6302

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                                   Attachment

ARTICLE X

     The corporation, by resolution of its Board of Directors, may indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. Indemnification shall not be made for a claim, issue, or matter in which the person has been found liable to the corporation, except to the extent authorized in Section 564c of the Michigan Business Corporation Act.